UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

            Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on June 10, 2009, the Compensation Committee of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2010 and annual bonus and equity awards for 2009 performance for certain named executive officers of the Company as set forth below:

Name	Position	Fiscal 2010 Base Salary		Cash Bonus	Equity Awarded
Dr. David M. Goldenberg	Chief Scientific Officer and Chief Medical Officer	$525,000	(1)	$200,000	325,000	(2)
Cynthia L. Sullivan	President and Chief Executive Officer	$558,600	(3)	$160,000	100,000 100,000	(2) (4)

(1)	Represents a five percent (5%) increase from Dr. Goldenberg’s fiscal 2009 base salary of $500,000.
(2)	Stock options granted in accordance with the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”), at an exercise price of $2.50 (the closing price of the Company’s common stock, as listed on the NASDAQ Global Market on June 10, 2009).
(3)	Represents a five percent (5%) increase from Ms. Sullivan’s fiscal 2009 base salary of $532,000.
(4)	Restricted stock units granted in accordance with the Company’s 2006 Plan.

In addition, on June 15, 2009, the Compensation Committee of the Board of Directors approved the following annual base salary for the fiscal year ending June 30, 2010 and annual bonus and equity award for 2009 performance for Mr. Gerard G. Gorman, the Company’s Senior Vice President, Finance and Business Development, and Chief Financial Officer as set forth below:

Name	Position	Fiscal 2010 Base Salary		Cash Bonus	Equity Awarded
Gerard G. Gorman	Senior Vice President, Finance and Business Development and Chief Financial Officer	$306,180	(5)	$125,000	60,000	(6)

(5)	Represents a five percent (5%) increase from Mr. Gorman’s fiscal 2009 base salary of $291,600.
(6)	Restricted stock units granted in accordance with the Company’s 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name:	Cynthia L. Sullivan
Title:	President and Chief Executive Officer

Date: June 16, 2009